UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2013

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, VA		20170
(Address of principal executive offices)		(Zip Code)

(703) 902-2800

(Registrant’s telephone number, including area code)

460 Herndon Parkway, Suite 150, Herndon, VA 20170

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 31, 2013, Primus Telecommunications Holding, Inc. (“PTHI”), a wholly-owned subsidiary of Primus Telecommunications Group, Incorporated (“PTGi”), satisfied and discharged the Indenture, dated as July 7, 2011 (as supplemented and amended, the “10% Notes Indenture”), by and among PTHI, the guarantors named therein (the “10% Notes Guarantors”), and U.S. Bank National Association, as Trustee and Collateral Agent (the “10% Notes Trustee”), relating to the PTHI’s 10% Senior Secured Notes due 2017 (the “10% Notes”). In connection with the satisfaction and discharge, PTHI issued a notice of redemption for all outstanding 10% Notes with a redemption date of August 30, 2013 and irrevocably deposited $130,802,365 in cash with the 10% Notes Trustee, representing the principal amount of the 10% Notes to be redeemed, the applicable redemption premium with respect to the 10% Notes constituting Initial Notes (as defined in the 10% Notes Indenture) and accrued but unpaid interest on all of the outstanding 10% Notes to the redemption date. The total principal amount of 10% Notes to be redeemed is $125,279,394, consisting of $12,692,208 aggregate principal amount of Initial Notes at a redemption price of 106.50% of the principal amount thereof, $86,875,955 aggregate principal amount of Exchange Notes (as defined in the 10% Notes Indenture) at a redemption price equal to 100% of the principal amount thereof and $25,711,231 aggregate principal amount of Exchange Additional Notes (as defined in the 10% Notes Indenture) at a redemption price equal to 100% of the principal amount thereof. As a result of the satisfaction and discharge, all of the obligations of PTHI and the 10% Notes Guarantors under the 10% Notes Indenture ceased to be of further effect (subject to certain exceptions) and the liens on collateral of PTHI and the Guarantors securing the 10% Notes were released.

Also on July 31, 2013, PTHI and Primus Telecommunications Canada, Inc. (“PTCI”), a wholly-owned subsidiary of the Company, satisfied and discharged the Indenture, dated as of December 22, 2009 (as supplemented and amended, the “13% Notes Indenture”), by and among PTHI and PTCI, as issuers (the “13% Notes Issuers”), the guarantors named therein (the “13% Notes Guarantors”), the Bank of New York Mellon, as Trustee (the “13% Notes Trustee”), U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee, relating to the Units of the 13% Notes Issuers, each Unit consisting of $653.85 principal amount of 13% Senior Secured Notes Due 2016 of PTHI and $346.15 principal amount of 13% Senior Secured Notes Due 2016 of PTCI (collectively, the “13% Notes”). In connection with the satisfaction and discharge, the 13% Notes Issuers issued a notice of redemption for all outstanding 13% Notes with a redemption date of August 30, 2013 and irrevocably deposited $2,710,963 in cash with the 13% Notes Trustee, representing the principal amount of the 13% Notes to be redeemed, the applicable redemption premium with respect to such 13% Notes and accrued but unpaid interest on such 13% Notes to the redemption date. The total principal amount of 13% Notes to be redeemed is $2,403,000. As a result of the satisfaction and discharge, all of the obligations of 13% Notes Issuers and the 13% Notes Guarantors under the 13% Notes Indenture ceased to be of further effect (subject to certain exceptions). Liens on collateral securing the 13% Notes had previously been released in connection with the amendment of the 13% Notes Indenture that became effective on July 7, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2013, PTGi, PTHI, Primus Telecommunications International, Inc. and Lingo Holdings, Inc., direct or indirect wholly owned subsidiaries of PTGi, completed the sale of all of the outstanding equity of each of Lingo, Inc. (“Lingo”), iPrimus, USA, Inc. (“iPrimus”), 3620212 Canada Inc. (“Primus Canada”), PTCI, Telesonic Communications Inc. (“Telesonic”), and Globility Communications Corporation (“Globility”, and together with Lingo, iPrimus, Primus Canada, PTCI and Telesonic, the “Companies”), indirect or direct wholly owned subsidiaries of PTGi, to PTUS, Inc. and PTCAN, Inc., affiliates of York Capital Management, an investment firm, for approximately US$126 million (the “Transaction”). Prior to the disposition, the Companies conducted PTGi’s retail telecommunications operations in the United States and Canada. Such operations represented 87.1% of PTGi’s net revenue for the year ended December 31, 2012.

The sale of all of the outstanding equity of Primus Telecommunications, Inc. to US Acquireco for approximately $3 million will be completed at a later date once required regulatory approvals for the sale have been obtained.

Pro forma financial information with respect to the Transaction is provided in Item 9.01 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Andrew Day

On July 31, 2013, Andrew Day, who has served as the Company’s President and Chief Executive Officer since January 1, 2013, resigned from all positions with the Company, effective July 31, 2013.

In connection with Mr. Day’s resignation, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Day. Pursuant to the Separation Agreement, Mr. Day’s employment with the Company is deemed terminated without cause for purposes of that certain Employment Letter, dated February 9, 2012 (the “Employment Letter”), between Mr. Day and the Company, and Mr. Day became entitled to the following severance benefits: (i) $1,201,589 CAD; (ii) the accelerated vesting of 17,368 unvested RSUs held by Mr. Day and a payment of $69,472 for dividend equivalents accrued with respect to such unvested RSUs; and (iii) payment of health insurance premiums until July 31, 2014.

The Separation Agreement also contains customary release and non-disparagement provisions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Robert Pons

On July 31, 2013, the Board of Directors of PTGi appointed Robert Pons to serve as the President and Chief Executive Officer of the Company, effective as of August 1, 2013.

Mr. Pons was named to PTGi’s Board of Directors in September 2011 and will continue to serve on PTGi’s Board of Directors. He served on PTGi’s Compensation Committee from September 2011 to July 2013. Mr. Pons is Chairman of LiveWire Mobile, Inc., a comprehensive one-stop digital content solution for mobile carriers, handset manufacturers and media companies. Prior, he was Senior Vice President of TMNG Global, a leading provider of professional services to the converging communications media and entertainment industries and the capital formation firms that support it. Mr. Pons also served as President and Chief Executive Officer of Uphonia, Inc. (previously SmartServ Online, Inc.), a wireless applications service provider. Previous to this, he was President of FreedomPay, Inc., a wireless device payment processing company. Mr. Pons was also President of Lifesafety Solutions, Inc., an enterprise software company. Mr. Pons has over 25 years of senior management experience with telecommunications companies including MCI, Sprint, and Geotek. Mr. Pons also currently serves on the board of directors of Concurrent Computer Corporation, a global leader in multi-screen video delivery, media data management and monetization, and Point-to-Multipoint 4G wireless network technologies for wireless Internet, video surveillance and backhaul applications and serves as the Vice-Chairman of MRV Communications. Within the past five years, he has also served on the boards of directors of Proxim Wireless Corporation, Network-1 Security Solutions, Inc. and Arbinet Corporation from April 2009 until its acquisition by PTGi in February 2011. Mr. Pons received a B.A. degree from Rowan University.

In connection with his appointment as President and Chief Executive Officer, Mr. Pons resigned from the Compensation Committee.

Mr. Pons will continue to receive Board of Directors fees, but will receive no additional salary for his service as President and Chief Executive Officer.

Item 7.01	Regulation FD Disclosure.

On July 31, 2013, PTGi issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, relating to the completion of the Transaction.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information furnished pursuant to this Item 7.01 and Exhibit 99.1 attached hereto is not intended to constitute a determination by PTGi that the information is material or that the dissemination of the information is required by Regulation FD.

Forward-Looking Statements

In this report and in reports subsequently filed by PTGi with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q and filed or furnished on Form 8-K, and in related comments by management of PTGi, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements in this report and subsequent reports which PTGi may file with the SEC on Form 10-K or Form 10-Q or file or furnish on Form 8-K, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and PTGi’s actual results may differ materially due to a variety of important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q, and 8-K. Such factors include, among others, PTGi’s ability to consummate the transactions contemplated by the Purchase Agreement within the timeframe and on the terms set forth in the Purchase Agreement and summarized in this report.

We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Item 8.01	Other Events.

Press Release

On July 31, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the closing of the Transaction, the redemption of the 10% Notes and 13% Notes and the resignation of Mr. Day and appointment of Mr. Pons.

CVRs

Pursuant to the terms of PTGi’s 2009 bankruptcy reorganization (the “Reorganization Plan”), PTGi issued to holders of PTGi’s pre-Reorganization Plan common stock contingent value rights (“CVRs”) to receive shares of Company common stock (subject to adjustment, the “CVR Shares”) in an original aggregate amount of up to 2,665,000 shares. The CVRs had an initial strike price of $35.95. In connection with the issuance of the CVRs, PTGi entered into a Contingent Value Rights Distribution Agreement dated July 1, 2009 (the “CVR Agreement”) in favor of holders of CVRs. The CVR Agreement provides that valuations of PTGi’s equity will be made on January 1 and July 1 of each year, commencing on July 1, 2013 and on the business day immediately preceding the date that a Change of Control (as defined in the CVR Agreement) is consummated, and in the event that the per share equity value exceeds the strike price a distribution of common stock will be made to the holders of the CVRs. As a result of antidilution adjustments made in connection with prior cash dividends on PTGi’s common stock, the maximum aggregate number of CVR Shares issuable with respect to the CVRs was adjusted upward from 2,665,000 shares to 3,657,157 shares while the strike price with respect to the CVRs was adjusted downward from $35.95 to $26.20.

The consummation of the transactions contemplated by the Purchase Agreement constituted a Change of Control under the CVR Agreement. Accordingly, PTGi obtained the valuations required by the CVR Agreement as of July 1, 2013 and as of July 30, 2013, the business day immediately preceding the closing date for the transactions contemplated by the Purchase Agreement. In neither case did the per share price established through the valuation exceed the CVR strike price, and therefore no distribution of common stock will be made pursuant to the CVR Agreement.

In addition, the CVR Agreement provides that the CVRs would terminate upon the consummation of a Change of Control, and therefore no future valuations or distributions of common stock with respect to the CVRs shall be made.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of PTGi required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement, dated July 31, 2013, by and between PTGi, PTCI and Andrew Day.

99.1	Press Release, dated July 31, 2013

99.2	Unaudited Pro Forma Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2013

Primus Telecommunications Group, Incorporated

By:	/s/ John D. Filipowicz
Name:	John D. Filipowicz
Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated July 31, 2013, by and between PTGi, PTCI and Andrew Day.

99.1	Press Release, dated July 31, 2013

99.2	Unaudited Pro Forma Consolidated Financial Information